Exhibit 10.16
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (the “Agreement”) is made and entered into as of __________, 2011, by and between Alon Brands, Inc., a Delaware corporation (the “Company”), and Alon USA, LP, a Texas limited partnership (the “Holder”).
RECITALS
A.	Upon the completion of an initial public offering of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Initial Public Offering”), the Company will cease to be a wholly owned subsidiary of the Holder.

B.	In connection with the Initial Public Offering, the Company desires to grant Holder registration rights with respect to the Holder’s ownership of Common Stock.

C.	This Agreement sets forth the understandings and agreements of the parties with respect to the rights and obligations of the Holder and the Company with respect to such registration rights.

NOW, THEREFORE, the parties hereto agree as follows:
1.	Definitions. The following terms have the following meanings when used in this Agreement with initial capital letters:
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          “Holders” shall mean the Holder and any permitted assignee of the Holder’s rights under this Agreement.
          “Restricted Stock” shall mean all shares of Common Stock owned by the Holder from time to time. As to any particular outstanding shares or other units of Restricted Stock, such securities shall cease to be Restricted Stock when (i) a registration statement with respect to the offer and sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities may be freely distributed by the Holder thereof in a public offering or otherwise without the need for registration or qualification of such securities under the Securities Act or any similar state law then in force in light of legal requirements or market conditions and without any restriction on the volume or the manner of sale or any other limitations under Rule 144 (or any successor provision) under the Securities Act, (iv) such securities shall have ceased to be outstanding, or (v) the Holder thereof shall agree in writing that such Restricted Stock shall no longer be Restricted Stock.

          “SEC” shall mean the U.S. Securities and Exchange Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Selling Holder” shall mean a Holder selling or distributing Restricted Stock pursuant to this Agreement.
2.	Demand Registration.
(a)	Request for Registration. Subject to the provisions of Section 5 hereof, at any time and from time to time after the effective date of the registration statement for Initial Public Offering any Holder or Holders holding in the aggregate 10% or more of the shares or other units of the Restricted Stock then outstanding may make a written request for registration under the Securities Act of all or part of its or their Restricted Stock pursuant to this Section 2 (a “Demand Registration”), provided that the number of shares or other units of Restricted Stock proposed to be sold or distributed pursuant to such registration shall be equal to 10% or more of the aggregate number of shares or other units of Restricted Stock then outstanding, but (if fewer than all outstanding shares or other units of Restricted Stock are proposed to be so sold or distributed) in no event less than 5% of the initial aggregate number of shares or other units of Restricted Stock outstanding as of the date of this Agreement (subject to appropriate adjustment for any stock dividend, stock split, combination, recapitalization, merger, consolidation, reorganization or other occurrence affecting the number of shares or other units of Restricted Stock then outstanding). Such request will specify the aggregate number of shares or other units of Restricted Stock proposed to be sold or distributed and will also specify the intended method of disposition thereof. Within 10 business days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Restricted Stock, if any, and include in such registration all Restricted Stock with respect to which the Company has received written requests for inclusion therein within 15 business days after the date on which such notice is so given. Each such request will also specify the number of shares or other units of Restricted Stock to be registered and the intended method of disposition thereof. No party other than a Holder shall be permitted to include securities in any Demand Registration unless the Holder or Holders of a majority of the shares or other units of Restricted Stock to be included therein shall have consented thereto in writing.

(b)	Priority on Demand Registration. If the Holders of a majority of the shares or other units of the Restricted Stock to be included in a Demand Registration so elect, the offering of such Restricted Stock pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering selected in accordance with Section 2(c) advise the Company and the Holders in writing that in their good faith opinion the aggregate amount of Restricted Stock requested to be included in such offering is so large that it will materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of shares or other units of Restricted Stock which in the good faith opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such number of shares shall be allocated pro rata among the Holders of Restricted Stock on the basis of the number of shares of Restricted Stock requested by such Holders to be included in such registration, provided that the number of shares of Restricted Stock held by the Holders to be included in such registration shall not be reduced unless all other securities are first entirely excluded from the registration. To the extent Restricted Stock so requested to be registered is excluded from the registration, then the Holders of such Restricted Stock shall have the right to one additional Demand Registration under this Section 2 with respect to such Restricted Stock (in addition to the number of Demand Registrations permitted under Section 5(a)(ii) below), provided that the failure of such Restricted Stock to be registered is through no fault of such Holders.

(c)	Selection of Underwriters and Counsel. If any Demand Registration is in the form of an underwritten offering, the Holders of a majority of the shares or other units of Restricted Stock to be registered will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; provided that such investment bankers, managers and counsel must be reasonably satisfactory to the Company.
3.	Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering (i) for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form), Form S-4 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Company’s existing stockholders (each, an “Excluded Registration”)) or (ii) for the account of any other holder of Common Stock (to the extent any agreement with such holder permitted under Section 11 hereof (a “Third Party Agreement”) permits the registration of Restricted Stock in connection with such offering), then the Company shall in each case give written notice of such proposed filing to the Holders as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares or other units of Restricted Stock as such Holder may request. Each Holder desiring to have Restricted Stock included in such registration statement shall so advise the Company in writing within 10 business days after the date on which the Company’s notice is so given, setting forth the number of shares or other units of Restricted Stock for which registration is requested. If the offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement and to the provisions of a Third Party Agreement, if applicable, use reasonable efforts to cause the managing underwriter or underwriters to permit the Holders of the Restricted Stock requested to be included in the registration for such offering to include such Restricted Stock in such offering on the same terms and conditions as any similar securities of the Company included therein. The right of each Holder to registration pursuant to this Section 3 in connection with an underwritten offering shall, unless the Company otherwise assents, be conditioned upon such Holder’s participation as a seller in such underwritten offering and its execution of an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company to the effect that in its or their good faith judgment either because of (a) the kind of securities that the Company, the Holders and any other person or entities intend to include in such offering or (b) the size of the offering that the Company, the Holders and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then (i) if the size of the offering is the basis of such managing underwriter’s opinion, the number of shares or other units of Restricted Stock to be registered and offered for the accounts of Holders shall be reduced pro rata on the basis of the number of securities requested by such Holders to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommend by such managing underwriter or underwriters (provided that if securities are being registered and offered for the account of other persons or entities as well as the Company in an offering by the Company, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (ii) if the combination of securities to be offered is the basis of such managing underwriter’s opinion, (x) the Registered Stock to be included in such registration and offering shall be reduced as described in clause (i) above or (y) if such actions would, in the good faith judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Restricted Stock requested to be included would have on such offering, such Restricted Stock will be excluded entirely from such registration and offering.
4.	Registration Procedures. Whenever, pursuant to Section 2 or 3 hereof, Holders of Restricted Stock have requested that any Restricted Stock be registered, the Company shall, subject to the provisions of Section 5 hereof, use reasonable efforts to effect the registration and the sale or distribution of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:
(a)	in connection with a request pursuant to Section 2 hereof, prepare and file with the SEC, not later than 45 days after receipt of such a request, a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such registration statement to become effective; provided that if the Company shall furnish to the Holders making such a request a certificate signed by either the chief executive officer or the chief financial officer of the Company stating that in the good faith judgment of the Company’s board of directors, it would be significantly disadvantageous to the Company for such a registration statement to be filed on or before the date filing would otherwise be required hereunder and explaining the reasons therefor, the Company shall have an additional period of not more than 90 days within which to file such registration statement, provided, however, that (x) the Company may not invoke this right more than once in any twelve (12) month period and (y) the Company shall not register any securities for its own account or that of any other stockholder during such 90 day period other than an Excluded Registration; and, provided further, that (i) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the shares or other units of Restricted Stock covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel and (ii) after the filing of the registration statement, the Company shall promptly notify each Selling Holder of Restricted Stock of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered (and the period during which the Company shall be required to keep a registration statement effective as provided in this Section 4 shall be extended by the number of days the registration statement was not available);

(b)	in connection with a request pursuant to Section 2 hereof, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period as shall terminate when the distribution of all Restricted Stock covered by such registration statement shall have terminated and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

(c)	as soon as reasonably practicable, furnish to each Selling Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter furnish to such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including any preliminary prospectus, any summary prospectus and any issuer free writing prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such Selling Holder;

(d)	use its reasonable efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably (in light of such Selling Holder’s intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such Selling Holder; provided that the Company shall not be required to (i) qualify generally to do business or file a general consent to service of process in any jurisdiction or (ii) take any action that would subject itself to taxation in any such jurisdiction;

(e)	promptly notify each Selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

(f)	in connection with a request pursuant to Section 2 hereof, enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company and a majority in interest of the Selling Holders;

(g)	make available for inspection by any Selling Holder, any underwriter participating in any sale or distribution pursuant to such registration statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement, and to respond to such inquiries as shall be reasonably necessary, in the opinion of respective counsel to such Inspectors, to conduct a reasonable investigation within the meaning of the Securities Act, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto and to require the insertion therein of material furnished to the Company in writing relating to a Selling Holder or its plan of distribution, which in the reasonable judgment of the Selling Holder and its counsel should be included; provided that the Company shall have no obligation to permit such access to the Records or its officers or employees in a manner that would unreasonably disrupt the normal conduct of its business operations;
(h)	in the event such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a comfort letter or letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

(i)	promptly notify each Selling Holder (a) when a registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (b) of any written comments from the Commission with respect to any filing referred to in clause (a) above and of any written request by the Commission for amendments or supplements to such registration statement or prospectus; and (c) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of any Restricted Stock for sale under the applicable securities or blue sky laws of any jurisdiction;

(j)	provide a transfer agent and registrar for all Restricted Stock covered by a registration statement and a CUSIP number for all such Restricted Stock, in each case not later than the effective date of such registration statement;

(k)	cause all Restricted Stock covered by a registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Restricted Stock are then listed; and

(l)	otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 (or any successor provision) under the Securities Act).
          Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (e) hereof, such Selling Holder shall forthwith discontinue all offerings, sales and other dispositions of Restricted Stock pursuant to the registration statement covering such Restricted Stock until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (b) hereof to and including the first date on which each Selling Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) hereof. Each Selling Holder shall notify the Company if any event relating to such Selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
5.	Conditions and Limitations.
(a)	The Company’s obligations under Section 2 hereof shall be subject to the following limitations:
(i)	the Company need not file a registration statement either (x) during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending 90 days after the effective date of filing of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction to which Rule 145 (or any successor provision) under the Securities Act applies, in an exchange offer or with respect to an employee benefit plan or dividend reinvestment plan), provided that the Company is actively employing good faith efforts to cause such registration statement to become effective, and provided, further, that if such Company registration statement is not filed within 90 days after the first date on which the Company notifies a Holder of Restricted Stock that it will delay a Demand Registration pursuant to this clause (x), the Company may not further postpone such Demand Registration pursuant to this clause (x) or (y) during the period specified in the first proviso of subparagraph (a) of Section 4 hereof;

(ii)	except as provided in Section 2(b) hereof, the Company shall not be required to cause to become effective more than three Demand Registrations, other than Demand Registrations meeting the requirements of Section 2 and which can be made by the Company using Form S-3, which shall not be limited in number; and

(iii)	the Company shall have received the information and documents specified in Section 6 hereof and each Selling Holder shall have observed or performed its other covenants contained in Sections 6 and 10 hereof.

(b)	The Company’s obligation under Section 3 hereof shall be subject to the limitations and conditions specified in such Section and in clause (iii) of subsection (a) of this Section 5, and to the condition that the Company may at any time terminate its proposal to register equity securities for its own account and discontinue its efforts to cause a registration statement to become or remain effective as to any and all shares or other units of Restricted Stock that would otherwise have been eligible for inclusion in such registration.
6.	Information from and Certain Covenants of Holders of Restricted Stock. Notices and requests delivered to the Company by Holders for whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the actions contemplated to be taken pursuant to this Agreement. Any Holder whose Restricted Stock is included in a registration statement pursuant to this Agreement shall exercise all consents, powers of attorney, registration statements and other documents reasonably required to be executed by it in order to cause such registration statement to become effective. Each Selling Holder covenants that, in disposing of such Holder’s shares, such Holder will comply with Regulation M and Rule 10b-5 (or any successor provisions) under the Exchange Act and all other requirements of applicable law.

7.	Registration Expenses.
(a)	All Registration Expenses (as defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock shall be borne by the Holder of the Restricted Stock to which such discount or commission relates.

(b)	As used herein, the term Registration Expenses means all expenses incident to the Company’s performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), rating agency fees, printing expenses, the fees and expenses incurred in connection with the listing or admission for quotation of the securities to be registered on any securities exchange or quotation system and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company, all fees and expenses of counsel for the underwriters (to the extent not borne by the underwriters), and all fees and expenses of one counsel acting on behalf of the Selling Holders and selected by Selling Holders holding a majority of the shares or other units of Restricted Stock to be registered.
8.	Indemnification; Contribution.
(a)	Indemnification by the Company. In connection with any offering of Restricted Stock pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder, its officers, directors and agents and each person, if any, who controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement (or incorporated by reference therein) or prospectus relating to Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus, summary prospectus, or issuer free writing prospectus relating to Restricted Stock, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or “blue sky” laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. In connection with any underwritten offering of Restricted Stock registered pursuant to this Agreement, the Company shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 8 indemnifying and providing for contribution to the Selling Holders.

(b)	Indemnification by Holders of Restricted Stock. In connection with any offering of Restricted Stock pursuant to this Agreement, each Selling Holder shall, jointly and not severally, indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or incorporated by reference therein) or prospectus relating to Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus, summary prospectus, or issuer free writing prospectus relating to Restricted Stock, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that (i) such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein and (ii) no Selling Holder shall be liable for any indemnification under this Section 8 in an aggregate amount which exceeds the total net proceeds received by such Selling Holder from such offering. In connection with any underwritten offering of Restricted Stock registered pursuant to this Agreement, each Selling Holder shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 8 indemnifying and providing for contribution to the Company.

(c)	Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any indemnified party hereunder in respect of which indemnity may be sought from an indemnifying party hereunder, (i) promptly after receipt by the indemnified party of notice of the commencement of such action or proceeding, such indemnified party shall give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice, and (ii) such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, which firm shall be designated in writing by such indemnified party and reasonably satisfactory to the indemnifying party). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(d)	Contribution. If the indemnification provided for in this Section 8 is unavailable to the Company or the Selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions or alleged statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claims. Notwithstanding the provisions of this Section 8(d), no Selling Holder shall be required to contribute an amount in excess of the amount by which the total price at which the Restricted Stock of such Selling Holder was offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
9.	Reports Under Exchange Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)	Furnish to any Holder, so long as the Holder owns shares or other units of Restricted Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
10.	Lock-Up Arrangements. In consideration of the covenants and agreements of the Company contained herein, each Holder agrees that, in connection with any offering by the Company of its securities, whether for the account of the Company, any Holder, or any other holder of securities of the Company, such Holder shall, with respect to any Restricted Stock then held by such Holder which is not included in such offering, execute a customary “lock-up” agreement reasonably requested by the Company or, if such offering is an underwritten offering, by the underwriters in such offering; provided that the period of such agreement shall not exceed 90 days (plus up to an additional 24 days in certain circumstances relating to the timing of earnings or other material news releases) after the initial sale of securities in such offering.

11.	Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders of a majority of the Restricted Stock then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder registration rights that would reduce the amount of Restricted Stock a Holder may include in any registration by the Company.

12.	Miscellaneous.
(a)	Effectiveness. This Agreement shall become effective on the date on which the purchase and sale of shares of Common Stock pursuant to the Initial Public Offering first occurs.

(b)	Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. This Agreement may be assigned by a Holder to any of its affiliates or to any other person who acquires from a Holder at least 10% of the initial aggregate number of shares or other units of Restricted Stock.

(c)	No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

(d)	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

(e)	Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

(f)	Waivers. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein, or (iii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

(g)	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purpose and intent of such invalid, illegal or unenforceable provision.

(h)	Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(i)	Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by telecopier, upon receipt of oral or written confirmation that such transmission has been received, (iii) if by mail, on the sixth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iv) if sent by FedEx or equivalent courier service, on the next business day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

If to Holder:	Alon USA, LP
7616 LBJ Freeway
Suite 300
Dallas, TX 75251
Attn: Chief Legal Counsel — Corporate
Facsimile No.: (972) 367-3724

If to the Company:	Alon Brands, Inc.
7616 LBJ Freeway
Third Floor
Dallas, TX 75251
Attn: Chief Legal Counsel — Corporate
Facsimile No.: (972) 367-3724
(j)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

(k)	Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed on the date first above written.

ALON BRANDS, INC.
By:
Name:
Title:

ALON USA, LP By: Alon USA GP, LLC Its: General Partner
By:
Name:
Title:

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